Supplemental Post-Merger Modeling Call June 23, 2026 8:30 a.m. ET Mike Foley Chief Financial Officer Cam Carey, Vice President, Investor Relations ● Good morning, and thank you for joining us. ● Todayʼs call is intended to provide supplemental modeling context for the combined Coursera and Udemy business following the close of our transaction in May. ● Joining me today is Mike Foley, Courseraʼs Chief Financial Officer. ● We have allotted a half hour for todayʼs call, including brief remarks from Mike followed by Q&A. ● All supplemental materials are available on our Investor Relations website at investor.coursera.com, where a replay of this webcast will also be available following the event. Exhibit 99.1

2Supplemental Post-Merger Modeling Presentation Disclosure information Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the federal securities laws, including statements regarding the anticipated benefits of our merger with Udemy, Inc. (“Udemy”) that closed on May 11, 2026 (the “Merger”), our integration plans and priorities, expected synergies and the amounts and timing thereof, the changing demand for key skills; our financial reporting framework; our financial condition, our future financial and operational performance and expectations, including our financial outlook for the full year 2026, our anticipated growth and margin expansion, capital allocation priorities (including our share repurchase program), platform development initiatives, product strategy, our expectations regarding subscriber, customer and other key metrics, our assumptions about market and industry, including the impact of AI on skills development and workforce transformation and other future plans and expectations. These statements are based on current assumptions and expectations and are subject to risks, uncertainties, and actual results may differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to: the ability to integrate two businesses with distinct operating models, platforms, and content ecosystems; the ability to realize anticipated cost savings and synergies in the expected timeframe or at all; potential service disruptions or increased costs resulting from platform migration; the risk that content creators and instructors on either platform may reduce their engagement or move to competing platforms; the potential loss or reduction in spending by enterprise customers as a result of changes to pricing, packaging, or service terms; challenges in aligning distinct go-to-market strategies without undermining either platformʼs value proposition; difficulties in combining workforces with different corporate cultures, including the potential loss of key personnel; and the diversion of management attention from other business opportunities. Additional factors that could cause actual results to differ materially are described in Coursera's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date of this presentation, and Coursera undertakes no obligation to update them except as required by law. Non-GAAP Financial Measures In addition to financial information presented in accordance with GAAP, this presentation includes Adjusted EBITDA, Adjusted EBITDA Margin, non-GAAP Gross Profit and non-GAAP Gross Profit Margin, each of which is a non-GAAP financial measure. These are key measures used by our management to help us analyze our financial results, establish budgets and operational goals for managing our business, evaluate our performance, and make strategic decisions. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as management and our board of directors. In addition, we believe these measures are useful for period-to-period comparisons of our business. We also believe that the presentation of these non-GAAP financial measures provides an additional tool for investors to use in comparing our core business and results of operations over multiple periods with other companies in our industry, many of which present similar non-GAAP financial measures to investors, and to analyze our cash performance. However, the non-GAAP financial measures presented may not be comparable to similarly titled measures reported by other companies due to differences in the way that these measures are calculated. These non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered as a substitute for or in isolation from financial information presented in accordance with GAAP. These non-GAAP financial measures have limitations as analytical tools. A reconciliation of our non-GAAP guidance measures (Adjusted EBITDA, Adjusted EBITDA Margin, Non-GAAP Gross Profit and Non-GAAP Gross Profit Margin) to the corresponding GAAP guidance measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation expense-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP financial results included in this presentation. Supplemental Unaudited Historical Revenue Data In the “Supplemental Unaudited Historical Revenue Data” slide in the Appendix, the combined company financial data has not been prepared in accordance with Article 11 of Regulation S-X and does not give effect to the pro forma adjustments that might be required in connection with the preparation of pro forma financial information in accordance with Article 11 of Regulation S-X, and is not indicative of what the combined companyʼs performance would have been had Coursera and Udemy been a combined company for the periods presented. Cam Carey, Vice President, Investor Relations ● Before we begin, Iʼd like to remind everyone that todayʼs discussion will include both GAAP and non-GAAP financial measures. Reconciliations to the most directly comparable GAAP measures can be found in the materials and supplemental disclosures posted to our Investor Relations website. ● All statements made during this call relating to future results and events are forward-looking statements based on future expectations and beliefs. ● Actual results and events could differ materially from those expressed or implied in these forward-looking statements due to a number of risks and uncertainties, including those discussed in todayʼs supplemental materials and our SEC filings. ● Please refer to the Safe Harbor statement included in todayʼs materials for additional information. ● Iʼd now like to turn the call over to Mike.

3Supplemental Post-Merger Modeling Presentation Goals for today 01 Establish a clear baseline for evaluating the combined company 02 Clarify the reporting framework and key performance metrics 03 Provide a framework for full year 2026 outlook, including synergies and integration impacts 04 Frame how the combination increases our capacity to invest in an AI-native future Mike Foley, Chief Financial Officer ● Thank you, Cam, and good morning, everyone. ● With the transaction closed and integration underway, we wanted to provide a clear framework for evaluating the combined company ahead of our next earnings report. ● Today, we will focus on four areas: ○ First, a baseline for understanding the combined company. ○ Second, clarity in how we intend to report and evaluate performance near term. ○ Third, a framework for full year 2026 expectations. ○ And finally, how the combination increases our capacity to invest in the next generation platform for skills. ● Todayʼs session is focused on the remainder of 2026. ○ We are not introducing long-term financial targets, nor are we providing 2027 guidance. ○ Our near-term focus is disciplined execution, speed of integration, and delivering on the synergy commitments we have already communicated.

4Supplemental Post-Merger Modeling Presentation Strengthen the financial profile Build a leaner, more agile operating model Unlock capacity to invest in innovation at scale Integration is the foundation Not the finish line Mike Foley, Chief Financial Officer ● Before turning to the financial framework, it is important to recognize that the strategic rationale for this combination extends beyond cost synergies. ● As I regularly remind our team members: ○ Those efforts are critical and should not be underestimated, but they are table stakes, and we are well on track. ● The larger opportunity is how this combination positions us to pursue the global skilling opportunity ahead. ● AI is fundamentally changing how skills are developed, how learning is delivered, and how organizations assess workforce readiness. ○ It is also increasing the premium on trusted data, relevant experiences, and measurable proof of what people can actually do. ● AI is not only changing our market; it is changing how every company, including our own, must operate, innovate, and adapt. ● In this environment, speed, scale, and trusted context matter more. Not less.

5Supplemental Post-Merger Modeling Presentation Combined data, skills intelligence, and proprietary context Unified product vision and roadmap AI-native foundation Broader platform capabilities to drive durable growth Strengthen the financial profile Build a leaner, more agile operating model Unlock capacity to invest in innovation at scale Integration is the foundation To build the next generation platform for skills Mike Foley, Chief Financial Officer ● The long-term value of this combination will come from harnessing proprietary data, skills intelligence, and our global ecosystem to connect skills, learning, proof, and outcomes. ● Together, Coursera and Udemy create one of the largest skills development platforms in the world, serving thousands of customers and millions of learners across a more comprehensive career journey. ○ That breadth matters because the future of workforce skilling will not be defined by access to more content alone. ○ It will be defined by helping learners and organizations identify the right skills, build them in the context of their everyday work, and prove capability in ways that connect to career and business outcomes. ● The combination gives us a broader lens into the global skills economy at the same moment in which the pace of technological change is accelerating the need to continuously assess and develop new skills. ○ Coursera has a deep understanding of how the world learns. ○ Udemy brings insight into how companies operate, how job roles are evolving, and how practical skills emerge in real time. ● Together, we believe those assets create a stronger foundation for the AI era. ○ Not because we have more content, but because we have more context. ● Simply put, that context, combined with our scale, data, customer reach, and investment capacity, gives us a differentiated foundation to build from as we integrate the companies and invest in the next chapter of growth.

Providing enhanced visibility into underlying subscription performance
Enterprise
Consumer
Segment results
Revenue
+ Subscription
Gross Profit
Gross Profit Margin
Revenue
+ Subscription
Gross Profit
Gross Profit Margin
Key business metrics[1]
Net Retention Rate
Enterprise Customers
Paid Subscribers
New combined
Additional ecosystem metrics
Content Creators
Total Customers
Registered Learners
coursera
1. Definitions of key business metrics are included in the Appendix.
Supplemental Post-Merger Modeling Presentation
6

***Mike Foley**, Chief Financial Officer*

- Because Coursera and Udemy share similar business models and segment structures, we are not fundamentally changing how we report the business.
- Going forward, we will continue to report through two operating segments: Enterprise and Consumer.
- The primary enhancement is additional transparency into subscription revenue.
  - This is particularly useful within Consumer, where subscriptions are now the primary growth driver and a majority of revenue.
  - To provide additional visibility, we will also begin reporting Paid Subscribers.
- For Enterprise, we will continue to provide Net Retention Rate and Enterprise Customers.
  - We have also aligned Udemy's customer definition and count to Coursera's methodology, which excludes web-enabled self-service accounts, to focus on the large customers that are the primary drivers of Enterprise performance.
- Our objective is simple: maintain consistency and provide more insight into the underlying drivers of performance.

Navigating near-term revenue dynamics
while building the foundation for durable growth
$768M
+3% YoY
Udemy
$266M
(9)% YoY
Coursera
$502M
+10% YoY
$779M
+6% YoY
Udemy
$524M
+6% YoY
Coursera
$255M
+7% YoY
$1.55B
+4% YoY
Enterprise growth
Consumer subscription growth
Consumer non-subscription decline
Potential dis-synergies
$1.49B to 1.52B
(4)% to (2)% YoY
Normalized combined basis for illustrative comparability[2]
$1.21B to 1.24B
+ 60% to 64% YoY
Udemy pre-close period
Financial outlook as reported basis[2]
Consumer
Enterprise
Pro forma Revenue
Illustrative directional drivers of YoY revenue variance
Not to scale
Normalized Revenue
As Reported Revenue
FY 2025 Results[1]
FY 2026 Outlook[2]
coursera
1. FY 2025 Combined Consumer and Enterprise revenue represents the sum of Coursera's and Udemy's previously reported standalone segment revenue for the year ended December 31, 2025, presented for illustrative comparability. FY 2025 pro forma revenue is based on the unaudited pro forma combined financial information as disclosed in Coursera's Form 8-K/A filed on June 23, 2026 and reflected in the Appendix.
2. The FY 2026 normalized combined revenue represents Coursera's anticipated FY 2026 revenue, including Udemy revenue for the pre-close period through May 10, 2026, as if the acquisition had closed on January 1, 2026. This supplemental view is presented for illustrative comparability and differs from FY 2026 reported revenue, which will include Udemy results only for periods following the Merger close on May 11, 2026.
Supplemental Post-Merger Modeling Presentation
7

***Mike Foley**, Chief Financial Officer*

- Let me start with the revenue profile of the combined company. The pro forma business generated more than 1.5 billion dollars of annual revenue in 2025, providing meaningful scale across both Enterprise and Consumer.
- The underlying drivers of growth vary across the platform.
    - We continue to see growth in Enterprise and momentum in Consumer subscriptions, while parts of Consumer remain under pressure, particularly Udemy's transactional offerings.
- Slide 7 also introduces two 2026 views: reported revenue and normalized combined revenue.
    - The reported basis for guidance remains our official outlook, but because the transaction closed in mid-May, reported 2026 results will include Udemy only for the post-close period.
    - As a result, comparative trends will not always reflect the underlying performance of the business.
    - For that reason, we are also providing a normalized view of the combined business that includes Udemy's pre-close revenue as if the transaction had closed at the beginning of 2026.
- Lastly, our outlook also includes potential revenue dis-synergies associated with integration, with our latest views reflected in today's outlook.
    - Importantly, it does not include any revenue synergies from the combination.
    - We believe this provides a realistic baseline, while appropriately accounting for potential near-term disruption as we integrate the companies and begin to build the foundation for future growth.

Diversification strengthens exposure to
higher-value, recurring revenue streams
coursera
FY'25
10%
34%
56%
udemy
FY'25
28%
6%
66%
coursera
+
udemy
Q1'26
16%
32%
52%
Revenue composition source 1
Enterprise
Consumer subscription
Consumer other
80%+
of Q1'26 total revenue derived from
recurring revenue streams
1. Consumer other includes transactional revenue, degrees revenue, and other Consumer revenue. See Appendix for historical revenue disaggregation tables for Coursera and Udemy.
coursera
Supplemental Post-Merger Modeling Presentation
8

***Mike Foley**, Chief Financial Officer*

- As shown on slide 8, more than 80 percent of the combined company's revenue now comes from recurring revenue streams, including Enterprise revenue and Consumer subscriptions.
- That mix improves visibility and aligns the business with a market where skills development is becoming a constant need.
- It also provides a stronger foundation for a next-generation platform designed around continuous skills development rather than one-time content consumption.
- This higher-quality mix also supports the margin profile of the business.

Independent segment
gross margin expansion
creates a stronger foundation
before synergies
udemy[1]
84%
86%
+ 240 bps
Q1'25
Q1'26
Enterprise
66%
72%
+ 580 bps
Q1'25
Q1'26
Consumer
coursera
70%
71%
+ 80 bps
Q1'25
Q1'26
Enterprise
62%
63%
+ 160 bps
Q1'25
Q1'26
Consumer
coursera
1. Udemy's segment gross margin percentages, as presented, are based on Coursera's segment reporting methodology for comparability, with segment gross profit defined as segment revenue less content costs. Udemy's reported standalone Enterprise segment gross margin for the quarters ended March 31, 2025 and March 31, 2026 were 75% and 76%, respectively. Udemy's reported standalone Consumer segment gross margin for the quarters ended March 31, 2025 and March 31, 2026 were 56% and 59%, respectively.
Supplemental Post-Merger Modeling Presentation
9

***Mike Foley**, Chief Financial Officer*

- In recent years, both Coursera and Udemy have expanded segment gross margin while continuing to invest in product, content, and go-to-market capabilities.
    - Coursera has driven more favorable economics with initiatives like Coursera-produced content and the platform fee.
    - Udemy was further along a similar path, delivering consistent margin expansion and operating leverage while continuing to invest in the platform.
- As a result, the combined company begins with a stronger financial profile, benefiting from Udemy's higher gross margin and Adjusted EBITDA Margin contribution.
- Importantly, that is before synergies.
- The combination allows us to build on the progress both companies have already made, while delivering meaningful Adjusted EBITDA Margin expansion through our 115 million dollar net synergy target.

Enterprise
Segment overview
Enterprise revenue [1]
$779 M
↑ 6 %
FY 2025 combined
YoY
$199 M
↑ 5 %
Q1 2026 combined
YoY
Segment gross margin [2]
81 %
↑ 180 bps
Q1 2026 combined
YoY
$198M
Subscription [1]
1 to 3 year contracts
$1M Other [1]
Revenue [1]
$199M
Q1 2026 combined
coursera
1. Combined Enterprise revenue represents the sum of Coursera's standalone Enterprise segment revenue and Udemy's standalone Udemy Business segment revenue for the periods presented. Q1 2026 combined Enterprise revenue total and each category represent the sum of Coursera's and Udemy's previously reported standalone segment revenue for the quarter ended March 31, 2026, presented for illustrative comparability. See Appendix for historical revenue disaggregation tables for Coursera and Udemy.
2. Segment gross margin represents the revenue-weighted average of Coursera Enterprise and Udemy Business segment gross margins, calculated using Coursera's segment reporting methodology for comparability.
Supplemental Post-Merger Modeling Presentation
10

***Mike Foley**, Chief Financial Officer*

- Let's turn to our segments, starting with Enterprise.
- Enterprise now represents approximately half of combined revenue, and we believe it remains the most durable driver of growth in addition to its attractive gross margin.

Average revenue per customer [1,2]
$60K Q1'25
$62K Q2'25
$63K Q3'25
$63K Q4'25
$65K Q1'26
Q1 2025 to Q1 2026 combined
Enterprise
provides a durable, high-margin opportunity to address and lead workforce skilling at scale
Enterprise Customers [2]
12.2k
Q1 2026 combined
Net Retention Rate [3]
93%
Q1 2026 combined
coursera
1. Average revenue per Enterprise Customer is calculated as the combined Enterprise revenue, trailing four quarters, divided by Enterprise Customers. Enterprise Customers is defined in the Appendix.
2. Historical combined totals may not equal the sum of each company's previously reported Enterprise customer counts due to alignment with Coursera's methodology. Enterprise Customers is defined in the Appendix.
3. Net retention rate (NRR) is defined in the Appendix. On a standalone basis for Q1 2026, Coursera reported NRR of 90% and Udemy reported Net Dollar Retention Rate of 93%.
Supplemental Post-Merger Modeling Presentation
11

***Mike Foley**, Chief Financial Officer*

- The segment benefits from recurring customer relationships, multi-year contracts, and more than 12,000 Enterprise customers as of Q1.
- While growth and NRR remain below our long-term ambitions, our conviction in the Enterprise opportunity remains unchanged.
- Organizations are increasingly focused on workforce transformation, AI readiness, and solutions that help assess, develop, and measure talent more effectively.
- The combination expands our customer reach, go-to-market scale, and product capabilities.
- Over time, we believe a more unified platform experience can improve engagement, strengthen retention, and support more durable Enterprise growth.

Consumer

Segment overview

Consumer revenue[1]

$768 M — ↑ 3 % YoY
FY 2025 combined

$188 M — (1) % YoY
Q1 2026 combined

Segment gross margin[2]

66 % — ↑ 260 bps YoY
Q1 2026 combined

$125M
Subscription[1]
30 day to annual terms

Transactional and other[1]	$48M
Degrees[1]	$15M
Revenue[1] Q1 2026 combined	**$188M**

1. Combined Consumer revenue represents the sum of Coursera's standalone Consumer segment revenue and Udemy's standalone Consumer segment revenue for the periods presented. Q1 2026 combined Consumer revenue total and each category represent the sum of Coursera's and Udemy's previously reported standalone segment revenue for the quarter ended March 31, 2026, presented for illustrative comparability. See Appendix for historical revenue disaggregation tables for Coursera and Udemy.
2. Segment gross margin represents the revenue-weighted average of Coursera Consumer and Udemy Consumer segment gross margins, calculated using Coursera's segment reporting methodology for comparability.

coursera Supplemental Post-Merger Modeling Presentation 12

***Mike Foley**, Chief Financial Officer*

- Let's move to Consumer.
- First, we see strong demand for our subscription offerings, now two-thirds of Consumer revenue.
- At the same time, both companies have improved gross margin through better content economics, platform capabilities, and mix.
- Subscriptions have become the primary growth engine within Consumer, representing a majority of segment revenue and serving more than 1.5 million Paid Subscribers.
- We believe this provides value to our model, but also reflects a broader shift in how skills are continuously developed as technology reshapes the requirements for every role.

Consumer
Subscription growth reflects the shift toward continuous skills development, offset by transactional headwinds
Paid Subscribers 1
1.53 M
42 % YoY
Q1 2026 combined
1.08M
Q1'25
1.53M
Q1'26
Registered Learners 1
Q1 2026 cumulative combined
290 M
Consumer revenue by category 2
Q1 2025
Q1 2026
Combined revenue by category figures $ in millions
$107M
$125M
$68M
$48M
$15M
$15M
Subscription 2
Transactional and other 2
Degrees 2
Primarily driven by a (30)% YoY decline in Udemy Consumer segment transactional and other category 2
Subscription revenue 2
17 % YoY
Q1 2026 combined
Non-subscription revenue 2, 3
(24) % YoY
Q1 2026 combined
coursera
1. Paid Subscribers and Registered Learners are defined in the Appendix.
2. Q1 2026 Combined Consumer revenue total and each category represent the sum of Coursera's and Udemy's previously reported standalone segment revenue for the quarter ended March 31, 2026, presented for illustrative comparability. See Appendix for historical revenue disaggregation tables for Coursera and Udemy.
3. Non-subscription revenue includes sum of transactional and other and degrees revenue categories.
Supplemental Post-Merger Modeling Presentation
13

***Mike Foley**, Chief Financial Officer*

- That said, at a product level, the revenue trajectory remains in a transition period, particularly the Udemy transactional business which has been under pressure.
- While overall growth remains below our long-term ambitions, the composition and economics have continued to improve.
- These trends reinforce our view that the long-term Consumer opportunity is less about one-time content purchases or sheer content volume, and much more focused on helping learners continuously discover, develop, and prove the skills that unlock career outcomes.
- The combination gives us an opportunity to build a more comprehensive subscription experience spanning just-in-time skills development to longer-form credentials with the goal of increasing engagement and lifetime value to drive sustainable growth.

Confident in achieving $115M+
annual run-rate net synergies target ahead of schedule

Synergy category	Description
Cost savings **$150M+** Operating expense reduction	1. Rationalization of sales and services coverage
	2. Paid marketing optimization
	3. Reduction of duplicative G&A, IT systems, and other corporate functions
Potential dis-synergies **($35M)** Gross profit reduction	4. Enterprise impact of sales integration, including customer overlap
	5. Consumer impact of paid marketing optimization

Opportunities for revenue synergies have not been included in outlook



+$85
($5)
$80
+$65
($30)
$115
Cost savings
Dis-synergies gross profit impact
Net synergies in FY 2026[1]
Net synergies in FY 2027[1]
annual run-rate figures
$ in millions
By end of 2026
Before end of 2027
Original 24-month timeline

1. Annual run-rate net synergies reflect expected operating expense cost savings, net of anticipated gross profit impact from potential revenue dis-synergies. Amounts shown are run-rate estimates and may differ from reported in-period financial benefits due to timing of realization. Revenue synergies are not included in the company's financial outlook.

coursera Supplemental Post-Merger Modeling Presentation 14

***Mike Foley**, Chief Financial Officer*

- As we have previously discussed, we continue to expect 115 million dollars of annual run-rate net synergies.
  - That target incorporates our latest view of expected revenue dis-synergies associated with sales integration, marketing optimization, and customer overlap.
  - In other words, it reflects the expected net benefit to the business, not simply gross cost savings.
- We now expect to achieve at least 80 million dollars by the end of 2026, representing a substantial majority of the target and a faster pace of realization than the original 24-month timeline.
  - Going forward, we intend to track and provide both the annual run-rate synergies achieved and the reported financial benefit recognized in our results.
- We view integration and synergy realization as the foundation for our next chapter of growth and innovation; not the finish line.
  - By eliminating duplication and sharing product, data, and technology investments, we can increase our capacity to invest at scale, move faster, and accelerate innovation in ways neither company could achieve independently.

FY 2026 Financial Outlook
Revenue
$1.55B
+ 4% YoY
Enterprise growth
Consumer subscription growth
Consumer non-subscription decline
Potential Dis-synergies
Normalized combined basis for illustrative comparability 2
$1.49B to 1.52B
Total Revenue (4)% to (2)% YoY
Assumes Q2'26: (3%) to (2%) YoY, with YoY change expected to face further compression in subsequent quarters with Consumer transactional pressure and the potential for integration-related dis-synergies to materialize
Enterprise Revenue +1% to 2% YoY
Durable growth moderated by potential integration-related dis-synergies
Consumer Revenue (9)% to (6)% YoY
Subscription revenue growth of 10%+ more than offset by transactional headwinds, as well as disciplined efforts to optimize paid marketing
Financial outlook as reported basis 2
$1.21B to 1.24B
+ 60% to 64% YoY
Assumes Q2'26:
+56% to 58% YoY
Pro forma FY 2025 1
Illustrative directional drivers of YoY revenue variance
Not to scale
Normalized FY 2026 2
As Reported FY 2026 2
coursera
1. FY 2025 Combined Consumer and Enterprise revenue represent the sum of Coursera's and Udemy's previously reported standalone segment revenue for the year ended December 31, 2025, presented for illustrative comparability. FY 2025 pro forma revenue is based on the unaudited pro forma combined financial information as disclosed in Coursera's Form 8-K/A filed on June 23, 2026 and reflected in the Appendix.
2. The FY 2026 outlook for normalized combined revenue represents Coursera's anticipated FY 2026 revenue, including Udemy revenue for the pre-close period through May 10, 2026, as if the Merger had closed on January 1, 2026. This supplemental view is presented for illustrative comparability and differs from the outlook for FY 2026 reported revenue, which will include Udemy results only for periods following the Merger close on May 11, 2026.
Supplemental Post-Merger Modeling Presentation
15

***Mike Foley**, Chief Financial Officer*

- Turning to our 2026 revenue outlook.
- On a reported basis, we expect revenue of 1.21 to 1.24 billion dollars, representing growth of 60 to 64 percent year over year.
- On a normalized basis, this reflects:
    - A full year revenue range of 1.49 to 1.52 billion dollars, or a decline of 4 to 2 percent year over year, reflecting modest Enterprise growth and a Consumer decline, as subscription revenue growth is more than offset by transactional headwinds and paid marketing optimization.
    - This also assumes Q2 revenue down 3 to 2 percent year over year, with the year-over-year change expected to face further compression in subsequent quarters.

FY 2026 Financial Outlook
Margin profile

	Non-GAAP Gross Profit Margin As reported [1]	Adjusted EBITDA Margin As reported [2]
Q2 2026	61.5%	11.0%
Q4 2026	63.0%	16.0%
FY 2026	**61.5%**	**13.0%**

Adjusted EBITDA Margin is expected to expand meaningfully as realization of $80M annual run-rate net synergies begins to yield **notable in-quarter benefit throughout second half of 2026**

Note: FY 2026 Adjusted EBITDA Margin includes purchase accounting benefit of ~$10M per quarter from Q2 to Q4, reflected in the Q2, Q4, and FY 2026 outlook targets shown above. This benefit is expected to moderate in subsequent years.

↑ *vs.* **8.4%**

FY 2025 Coursera

1. Gross profit margin as reported will include Udemy results only for periods following the acquisition close.
2. Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures. We define Adjusted EBITDA as our GAAP net income (loss) excluding: (1) depreciation and amortization; (2) interest income, net; (3) income tax expense; (4) other expense (income), net; (5) stock-based compensation expense; (6) payroll tax expense related to stock-based compensation; (7) M&A related transaction costs; (8) integration related costs; (9) costs and settlement (gains) losses related to significant and non-recurring legal and regulatory matters, net of insurance recoveries; and (10) restructuring related charges. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue. Adjusted EBITDA Margin as reported will include Udemy results only for periods following the closing of the Merger on May 11, 2026.

coursera Supplemental Post-Merger Modeling Presentation 16

***Mike Foley**, Chief Financial Officer*

- Turning to margin, this is one of the clearest areas where the combination enhances the financial profile of the business.
- While revenue remains in transition, we have a clear path to expand non-GAAP profitability through strong gross margins, disciplined cost execution, and the ramp of our synergy benefits.
- On a reported basis for the full year, we expect gross margin of approximately 61.5 percent and Adjusted EBITDA Margin of 13 percent.
- However, those full year targets do not fully capture the run rate we expect to build by year-end.
  - While we expect to achieve at least 80 million dollars of annual run-rate net synergies by the end of 2026, only a portion of that benefit will be reflected in reported results.
- That ramp is why we are also providing margin targets for the fourth quarter.
  - In Q4, we expect to report an Adjusted EBITDA Margin of approximately 16 percent, reflecting a more meaningful in-quarter benefit from synergy realization.
  - Even with the near-term revenue pressure, we can demonstrate meaningful progress toward a fundamentally stronger earnings profile and substantial cash flow generation over time.

17Supplemental Post-Merger Modeling Presentation Modeling assumptions Synergies Targeting $115M of annual run-rate net synergies before the end of FY 2027, including: ● At least $80M of annual run-rate net synergies by the end of FY 2026 / resulting in ~$30M of reported FY 2026 benefit ● Remaining $35M of annual run-rate net synergies expected during FY 2027 Revenue dis-synergies Outlook includes potential integration-related revenue dis-synergies from sales & marketing integration and customer overlap. Mitigation plans are in place to limit disruption, but the potential impact may be more pronounced in FY 2027, particularly in Enterprise, where any near-term bookings disruption may flow through revenue over time and lag cost savings benefits. ● Potential FY 2026 impact: ($10M) revenue / ($5M) gross profit ● Potential incremental FY 2027 impact: ($50M) revenue / ($30M) gross profit Revenue synergies Expect revenue synergy opportunities over time, but not included in FY 2026 outlook Cash expenses Anticipated one-time cash costs associated with transaction expenses and synergy realization: ● M&A related transaction expenses: ~$70M combined cash expenses, of which ~$40M is expected to be reported in Q2ʼ26 1 ● Integration initiatives and expenses related to synergy achievement: estimated Q2 to Q4ʼ26 cash expenses of ~$75M, with the majority expected to be incurred in the second half of 2026 2 Share count FY 2026: Basic: 241M shares / Diluted: 246M shares ● Reflects the weighted impact of ~13M shares that have been repurchased under the program for ~$70M through June 22, 2026 ● Excludes any impact from potential future repurchase activity Share repurchase Repurchased ~$70M of shares to date under the recently authorized $500M share repurchase program Stock based compensation Committed to reducing SBC and managing dilution over time 1. Approximately $30M of 2026 Udemy acquiree transaction costs that were recorded in Udemyʼs pre-close financials will not be reflected in Courseraʼs as reported results 2. Estimates for 2026 cash expenses reflect one-time costs in support of estimate to achieve at least $80 million of annual run-rate net synergies by the end of full year 2026 Mike Foley, Chief Financial Officer ● We have also provided you with more detailed modeling assumptions across a range of metrics, from synergies considerations to the one-time cash expenses we anticipate following the transaction close and in support of our integration plans.

Capital allocation
framework emphasizes
value creation opportunities
Foundation
Leverage strong post-merger financial position
$1.15B cash [1]
No debt
Integration
Enhance combined model through synergies
Enhanced cash generation
Unified roadmap
Capital allocation
Prioritize long-term value creation
Invest in organic growth
Enhance shareholder returns
Evaluate disciplined M&A
$500 million
share repurchase authorization recently announced
~$70M repurchased to date [2]
coursera
1. Cash amount reflects unrestricted cash, cash equivalents, and marketable securities on a pro forma combined basis as of March 31, 2026, as disclosed in Coursera's Form 8-K/A filed on June 23, 2026 and included in the Appendix.
2. Repurchase amount reflects repurchase activity through June 22, 2026 under Coursera's share repurchase authorization announced on May 18, 2026.
Supplemental Post-Merger Modeling Presentation
18

***Mike Foley**, Chief Financial Officer*

- Turning to capital allocation.
- At the end of Q1, Coursera and Udemy had pro forma cash of 1.15 billion dollars and no debt.
- For 2026, our capital allocation priorities are straightforward:
  - Execute the integration and begin realizing the benefits of the synergies,
  - Leverage our combined scale and R&D to accelerate our unified platform strategy, and
  - Remain disciplined in how we allocate capital, balancing strategic investment priorities with our ambition to drive stronger shareholder returns.
- That ambition is reflected in the 500 million dollar share repurchase authorization we announced in May.
- Since announcing the program just several weeks ago, we have already repurchased more than 70 million dollars of shares, reflecting our confidence in the value creation opportunity this combination creates for our business and our shareholders.

19Supplemental Post-Merger Modeling Presentation Key takeaways + Significantly enhanced financial profile with pro forma combined annual revenue of more than $1.5 billion1, structural margin expansion, and greater capacity to invest in product innovation + Accelerated pace of synergies achievement through cost savings initiatives expected to contribute $115M+ of annual run-rate net synergies before the end of 2027, with $80+ million expected by the end of 2026 + Building the foundation for the next generation platform for workforce readiness through shared scale, proprietary data, and a unified AI-native architecture designed to connect skills development, verification, and outcomes at scale 1. Pro forma combined revenue for the year ended December 31, 2025, as disclosed in Courseraʼs Form 8-K/A filed on June 23, 2026 and reflected in the Appendix. Mike Foley, Chief Financial Officer ● Let me close with how I view the value creation opportunity ahead. ● There are two distinct lenses. ● The first is execution. ○ We have a clear path to integrate quickly, realize synergies faster than the timeline we originally communicated, and improve the financial profile of the combined company. ○ That is the work investors should expect us to deliver in the near term. ● The second is what that execution enables. ○ Integration gives us the scale, data, and investment capacity to build the next generation platform for skills development; one with greater reach, richer insights, and where learning is delivered in the flow of work with agentic, AI-native experiences. ○ That is the larger opportunity: not just bringing two companies together, but building the business we believe is required to meet this moment. ● Together, we believe these opportunities create a stronger company, an enhanced financial profile, and a compelling path to long-term value creation. ● Most importantly, they position us to better compete and lead in what we believe will be one of the largest workforce transformations in modern history. ● We are excited about the opportunity ahead, confident in our execution plan, and look forward to sharing our progress in the quarters to come. ● Now, letʼs open the call for questions.

Appendix

21Supplemental Post-Merger Modeling Presentation Definition of Key Metrics Paid Subscribers Paid Subscriber count is defined as the total number of unique subscribers with at least one paid subscription product that contributes to revenue as of the reporting period. For purposes of determining unique subscriber count, subscribers with multiple paid subscriptions are counted as a single Paid Subscriber. Registered Learners We count the total number of registered learners at the end of each period. For purposes of determining our registered learner count, we treat each customer account that registers with a unique email as a registered learner and adjust for any spam, test accounts, and cancellations. Our registered learner count is not intended as a measure of active engagement. New registered learners are individuals that register in a particular period. Enterprise Customers We count the total number of Enterprise Customers that are active on the Coursera or Udemy platforms at the end of each period. For purposes of determining our customer count, we treat each customer account that has a corresponding contract as a unique customer, and a single organization with multiple divisions, segments, or subsidiaries may be counted as multiple customers. We define an “Enterprise Customer” as a customer who purchases Coursera or Udemy solutions via our direct sales force or through reseller and channel partnerships. For purposes of determining our Enterprise Customer count, we exclude customers who do not purchase either via our direct sales force or through reseller and channel partnerships, including organizations engaging through our self-service platform. Net Retention Rate (“NRR”) for Enterprise Customers We calculate annual recurring revenue (“ARR”) by annualizing each customerʼs monthly recurring revenue (“MRR”) for the most recent month at period end. We calculate “Net Retention Rate” for a period by starting with the ARR from all Enterprise Customers as of the 12 months prior to such period end, or Prior Period ARR. We then calculate the ARR from these same Enterprise Customers as of the current period end, or “Current Period ARR”. Current Period ARR includes expansion within Enterprise Customers and is net of contraction or attrition over the trailing 12 months but excludes the contribution from new Enterprise Customers in the current period. We then divide the total Current Period ARR by the total Prior Period ARR to arrive at our Net Retention Rate for Enterprise Customers.

22Supplemental Post-Merger Modeling Presentation GAAP to Non-GAAP Reconciliation: Coursera standalone Twelve Months Ended December 31, 2025 Net loss $ (51.0) Depreciation and amortization 28.8 Interest income, net (32.0) Income tax expense 5.1 Other (income) expense, net 0.5 Stock-based compensation expense 96.7 Payroll tax expense related to stock-based compensation 2.8 M&A related transaction costs 11.9 Significant and non-recurring legal matters 1.6 Restructuring related charges (0.9) Adjusted EBITDA $ 63.5 Net loss margin (6.7)% Adjusted EBITDA margin 8.4% For the year ended December 31, 2025 (in millions) We define Adjusted EBITDA as our GAAP net income (loss) excluding: (1) depreciation and amortization; (2) interest income, net; (3) income tax expense; (4) other expense (income), net; (5) stock-based compensation expense; (6) payroll tax expense related to stock-based compensation; (7) M&A related transaction costs; (8) integration related costs; (9) costs and settlement (gains) losses related to significant and non-recurring legal and regulatory matters, net of insurance recoveries; and (10) restructuring related charges. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue. Twelve Months Ended December 31, 2025 Gross profit $ 413.4 Stock-based compensation expense 2.5 Amortization of stock-based compensation capitalized as internal-use software costs 5.7 Non-GAAP gross profit $ 421.6 Gross profit margin 54.6% Non-GAAP gross profit margin 55.7% We define non-GAAP gross profit as GAAP gross profit excluding: (1) stock-based compensation expense and (2) amortization of stock-based compensation expense capitalized as internal-use software costs. Non-GAAP gross profit margin reflects non-GAAP gross profit as a percentage of revenue.

Unaudited Pro Forma Condensed Combined Balance Sheet

as of March 31, 2026 (in millions)

	Coursera Historical	Udemy Historical	Reclassification Adjustments	Acquisition Transaction Accounting Adjustments	Pro Forma Combined
Assets					
Current Assets					
Cash and cash equivalents	$ 789.8	$ 252.6	$ (2.5)	-	$ 1039.9
Restricted cash, current	-	0.1	(0.1)	-	-
Marketable securities	-	105.3	-	-	105.3
Accounts receivable, net	60.0	97.1	2.5	-	159.6
Deferred costs, net	19.0	-	48.0	(48.0)	19.0
Prepaid expenses and other current assets	24.6	30.5	0.1	-	55.2
Deferred contract costs, current	-	48.0	(48.0)	-	-
Total current assets	893.4	533.6	-	(48.0)	1,379.0
Property, equipment, and software, net	45.5	6.4	28.8	(28.8)	51.9
Capitalized software, net	-	28.8	(28.8)	-	-
Operating lease right-of-use assets	-	8.7	(8.7)	-	-
Restricted cash, non-current	-	0.9	(0.9)	-	-
Deferred contract costs, non-current	-	27.1	(27.1)	-	-
Strategic investments	-	8.5	(8.5)	-	-
Intangible assets, net	30.9	2.0	-	416.5	449.4
Goodwill	-	12.6	-	149.0	161.6
Other assets	30.7	6.0	45.2	(27.3)	54.6
Total assets	$ 1,000.5	$ 634.6	-	$ 461.4	$ 2,096.5
Liabilities and Shareholders Equity					
Current liabilities					
Content liabilities	$ 98.3	$ -	$ 28.2	-	126.5
Content costs payable	-	28.2	(28.2)	-	-
Other accounts payable and accrued liabilities	31.0	-	54.0	25.6	110.6
Accounts payable	-	12.9	(12.9)	-	-
Accrued expenses and other current liabilities	-	49.3	(49.3)		-
Accrued compensation and benefits	21.4	21.0	-	31.4	73.8
Deferred revenue, current	200.1	299.9	-	-	500.0
Operating lease liabilities, current	-	4.9	(4.9)	-	
Other current liabilities	11.6	-	13.1	-	24.7
Total current liabilities	362.4	416.2	-	57.0	835.6
Operating lease liabilities, non-current	-	4.9	(4.9)	-	-
Deferred revenue, non-current	1.5	1.1	-	-	2.6
Other liabilities	4.8	0.3	4.9	-	10.0
Total liabilities	368.7	422.5	-	57.0	848.2
Stockholders' equity					
Preferred stock	-	-	-	-	-
Common stock	-	-	-	-	-
Additional paid-in capital	1,563.5	1,025.9	-	(337.3)	2252.1
Accumulated other comprehensive income (loss)	-	-	-	-	-
Treasury stock, at cost	-	-	-	-	-
Accumulated deficit	(931.7)	(813.8)	-	741.7	(1,003.8)
Total stockholders' equity	631.8	212.1	-	404.4	1,248.3
Total liabilities and stockholders' equity	$ 1,000.5	$ 634.6	-	$ 461.4	$ 2,096.5

coursera

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and is derived from, and should be read in conjunction with, the complete pro forma financial information and accompanying notes filed in our Form 8-K/A on June 23, 2026. The unaudited pro forma condensed combined balance sheet as of March 31, 2026, gives pro forma effect to the Merger and the Transactions (as defined in the Form 8-K/A) as if they had occurred on March 31, 2026.

Supplemental Post-Merger Modeling Presentation 23

24Supplemental Post-Merger Modeling Presentation Unaudited Pro Forma Condensed Combined Statements of Operations For the three months ended March 31, 2026 (in millions, except per share amounts) Coursera Historical Udemy Historical Reclassifications Adjustments Acquisition Transaction Accounting Adjustments Pro Forma Combined Revenue $ 195.7 $ 191.4 $ - $ - $ 387.1 Cost of Revenue 87.1 62.1 - 11.8 161.0 Gross Profit 108.6 129.3 - (11.8) 226.1 Operating expenses: Research and development 31.3 26.8 - (0.2) 57.9 Sales and marketing 69.3 89.6 - 8.1 167.0 General and administrative 33.3 25.4 - - 58.7 Total operating expenses 133.9 141.8 - 7.9 283.6 Loss from operations (25.3) (12.5) - (19.7) (57.5) Interest income, net 7.1 - 2.6 0.1 9.8 Interest income - 2.8 (2.8) - - Interest expense - (0.2) 0.2 - - Other income (expense), net (0.9) (0.6) - - (1.5) (Loss) Income before income taxes (19.1) (10.5) - (19.6) (49.2) Income tax expenses (benefit) 1.4 2.1 - - 3.5 Net (loss) income $ (20.5) $ (12.6) $ - $ (19.6) $ (52.7) Net (loss) income per share – basic and diluted $ (0.12) $ (0.09) $ (0.18) Weighted average shares used in computing net loss per share – basic 168.7 145.2 286.3 Weighted average shares used in computing net loss per share – diluted 168.7 145.2 286.3 The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and is derived from, and should be read in conjunction with, the complete pro forma financial information and accompanying notes filed in our Form 8-K/A on June 23, 2026. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2026, gives pro forma effect to the Merger and the Transactions (as defined in the Form 8-K/A) as if they had occurred on January 1, 2025.

Unaudited Pro Forma Condensed Combined Statements of Operations

For the year ended December 31, 2025 (in millions, except per share amounts)

	Coursera Historical	Udemy Historical	Reclassification Adjustments	Acquisition Transaction Accounting Adjustments	Pro Forma Combined
Revenue	$ 757.5	$ 789.8	$ -	$ -	$ 1,547.3
Cost of Revenue	344.1	271.4	-	47.4	662.9
Gross Profit	413.4	518.4	-	(47.4)	884.4
Operating expenses:					
Research and development	121.6	101.5	-	11.6	234.7
Sales and marketing	255.7	326.5	-	43.5	625.7
General and administrative	114.4	93.0	-	48.2	255.6
Restructuring related charges	(0.9)	1.6	-	-	0.7
Total operating expenses	490.8	522.6	-	103.3	1,116.7
Loss from operations	(77.4)	(4.2)	-	(150.7)	(232.3)
Interest income, net	32.0	-	13.5	0.3	45.8
Interest income	-	14.2	(14.2)	-	-
Interest expense	-	(0.7)	0.7	-	-
Other income (expense), net	(0.5)	(1.0)	-	-	(1.5)
(Loss) Income before income taxes	(45.9)	8.3	-	(150.4)	(188.0)
Income tax expenses (benefit)	5.1	4.5	-	-	9.6
Net (loss) income	$ (51.0)	$ 3.8	$ -	$ (150.4)	$ (197.6)
Net (loss) income per share – basic and diluted	$ (0.31)	$ 0.03			$ (0.70)
Weighted average shares used in computing net loss per share – basic	163.8	148.2			281.4
Weighted average shares used in computing net loss per share – diluted	163.8	150.0			281.4

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and is derived from, and should be read in conjunction with, the complete pro forma financial information and accompanying notes filed in our Form 8-K/A on June 23, 2026. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2025, gives pro forma effect to the Merger and the Transactions (as defined in the Form 8-K/A) as if they had occurred on January 1, 2025.

coursera Supplemental Post-Merger Modeling Presentation 25

26Supplemental Post-Merger Modeling Presentation Supplemental Unaudited Historical Revenue Data Reflects supplemental unaudited historical revenue data for Coursera, Udemy, and both companies on a pro forma combined basis, in each case disaggregated by product offering and segment for each quarterly period in fiscal 2025 and the quarter ended March 31, 2026, respectively. This supplemental view is presented for illustrative comparability and gives pro forma effect to the Merger as if it had occurred on January 1, 2025. The supplemental unaudited historical data does not constitute a revision or restatement of Courseraʼs or Udemyʼs previously reported consolidated financial statements. For the Company, Udemy, and both companies on a combined basis as of March 31, 2026 (in millions) Consumer subscription revenue is recognized ratably over the subscription term once access has been granted to the learner. Transactional and other revenue is primarily comprised of sales of single courses, which are recognized ratably over the applicable contractual access period, which is generally six months for fixed term arrangements, and over an estimated service period of four months for arrangements with lifetime access. Degrees revenue consists of contracts with universities where we facilitate the delivery of their bachelor's and master's degree programs and postgraduate diplomas. Revenue generated from contracts with universities is dependent upon the number of learners enrolled and the tuition charged by the university and is estimated using an expected value method. Enterprise subscription revenue is recognized ratably over the subscription term once access has been granted to the customer. Other Enterprise revenue is primarily comprised of professional services arrangements, which are generally offered as fixed price contracts and recognized on a proportional performance basis.